                                                                   Exhibit 16(b)

                         California Municipal Bond Fund
                         Standardized Yield Computation
                                August 31, 1988



Longterm Income generally based on
   yield to maturity times market
   value of each security.                                  $3,771,685

Plus short term income accrued for
   the past thirty days                                        128,103

Equals Total Income                                          3,899,788

Less expenses for the past thirty
   days                                                        617,038

Equals not monthly income for yield
  Calculation                                                3,282,750

Average shares outstanding for the
  month                                                     57,233,842

Times maximum offering price
                                                                 10.77

Equals total dollars                                      $616,408,478

Net monthly Income divided by total
  dollars equals                                             .00532561

Add 1                                                       1.00532561

Raise  to the power of 6                                    1,03238212

Subtract 1                                                   .03238212

Times 2
                                                             .06476424

Expressed as a percentage equals
  the a     standardized yield for
  the month                                                      6.476%

                                                                  Exhibit: 16(b)
                         CALIFORNIA MUNICIPAL BOND FUND

                                  TOTAL RETURN

                                                                                             Annual
                                                                          Inception           Total
                                                     1 Year                9-30-85           Return*

       Initial Investment                           $1,000.00             $1,000.00         $1,000.00

       Divided by
       Net Asset Value                                  10.97                 10.00             10.97

       Equals Shares Purchased                         91.158                100.00            91.158

       Plus Shares Acquired Through
          Dividend Reinvestment                          6.20                21.752              6.20

       Equals Shares Held
          at 8/31/88                                   97.358               121.752            97.358

       Multiplied by Net Asset
          value at 8/31/88                              10.79                 10.79             10.79

       Equals Ending Value before
        deduction for contingent
        deferred sales charge                       $1,050,49             $1,313.70          1,050.49

       Deduction for deferred
       sales charge                                     39.36                 20.00               -0-

       Equals Ending Redeemable
        Value of-& $1,000
        Investment (ERV)                            $1,011.13             $1,293.70         $1,050.49

       Divided by $1,000    (P)                        1.0111                1.2937            1.0505

       Subtract 1                                       .0111                 .2937             .0505

       Expressed as a percentage
          equals the Aggregate Total
          Return for the Period (T)                      1.11%               29.37%

       Expressed as a percentage
          equals the Annual
          Total Return
                                                                                                 5.05%

       ERV divided by P                                1.0111                1.2937

       Raise to the power of                                1               1/2.921

       Equals                                          1.0111                1.0922

       Subtract 1                                       .0111                 .0922

       Expressed as a percentage
          equals the Average                             1.11%                9.22%

       *Does not include sales charge for the period.